EXHIBIT 10.1
                         SEVERANCE PROTECTION AGREEMENT



                THIS AGREEMENT made as of the 9th day of July 2001, by and between Curtiss-Wright Corporation (the "Company") and ________________________ (the "Executive").

                WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distraction of the Company's key management personnel because of the uncertainties inherent in such a situation;

                WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders, for the Company to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal financial and employment security; and

                WHEREAS, in order to induce the Executive to remain in the employ of the Company and/or one of its Affiliates (the entity or entities employing the Executive, the "Employing Affiliate"), particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event the Executive's employment is terminated as a result of, or in connection with, a Change in Control.

                NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

            1. Term of Agreement. This Agreement shall commence as of ___________ 2001 (the "Effective Date"), and shall continue in effect until the third anniversary of the Effective Date (the "Term"); provided, however, that on January 1, 2002, and on each January 1 thereafter, the Term shall automatically be extended for one (1) year unless either the Executive or the Company shall have given written notice to the other at least ninety (90) days prior thereto that the Term shall not be so extended; provided, further, however, that following the occurrence of a Change in Control, the Term shall not expire prior to the expiration of twenty-four (24) months after such occurrence (the "Protected Period").


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            2. Termination of Employment.

                (a) If, during the Protected Period, the Executive's employment with the Company or an Employing Affiliate shall be terminated (i) during the Protected Period by reason of the Executive's death, (ii) during the Protected Period by the Company for Cause, or (iii) during the initial 12 months of the Protected Period by the Executive other than for Good Reason, the Company shall pay to the Executive his Accrued Compensation.

                (b) If, during the Protected Period, the Executive's employment with the Company or an Employing Affiliate shall be terminated (i) during the Protected Period by the Company for any reason other than Cause, (ii) during the first 12 month period of the Protected Period by the Executive for Good Reason, or (iii) during the second 12 month period of the Protected Period by the Executive for any reason (regardless of the whether the reason consthe Executive shall be entitled to the following:

                    (1)  the  Company   shall  pay  the  Executive  all  Accrued
Compensation and a Pro Rata Bonus;

                    (2) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, an amount equal to three times the sum of (A) the Executive's Base Amount and (B) the Executive's Bonus Amount;

                    (3) for thirty-six (36) months following the Executive's Termination Date (the "Continuation Period"), the Company shall continue on behalf of the Executive and his eligible dependents and beneficiaries the life insurance, disability, medical, dental, prescription drug and hospitalization coverages and benefits (the "Welfare Benefits") provided to the Executive immediately prior to the Change in Control or, if more favorable to the Executive, the Welfare Benefits as in effect at any time thereafter to the Company's employees who are similarly situated to the status of the Executive immediately prior to the Change in Control. The Welfare Benefits (including deductibles and costs to the Executive) provided in this Section 2(b)(3) during the Continuation Period shall be no less favorable to the Executive and his eligible dependents and beneficiaries than the most favorable Welfare Benefits referred to above. This Section 2(b)(3) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits or continuation or conversion rights under any Welfare Benefits;

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                    (4) in accordance with an amendment to the Company's pension plans (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("Company Pension Plans"), the Executive shall be granted credit for service for all purposes (including vesting and benefit accruals) for the thirty-six (36) month period following the Executive's Termination Date under the Company's Pension Plans; notwithstanding anything to the contrary, with respect to each twelve (12) month period of such thirty-six
(36) month period, the Executive shall be deemed, for purposes of such plans, to have compensation equal to the amount of compensation paid by the Company to the Executive (1) during the twelve (12) month fiscal year ending immediately prior to fiscal year which includes the Executive's Termination Date or, if greater,
(2)  during  the  portion of the fiscal  year  which  includes  the  Executive's
Termination Date and ending on the date immediately prior to his Termination Date; notwithstanding anything to the contrary, if (A) granting the Executive additional service credit under the Company's Pension Plans which are intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Tax-Qualified Retirement Plans") (x) is not permitted by applicable law or could otherwise cause such plan, the trust maintained therewith, the plan's participants or beneficiaries or the Company to suffer any adverse and unintended tax consequences and (y) the Company's Pension Plans cannot, for any reason whatsoever, be utilized to satisfy the Company's obligation under the Tax-Qualified Retirement Plans to grant credit for service for the thirty-six month period referred to in this paragraph or (B) the Company's Pension Plans are not amended as noted in this paragraph or (C) if such amendments are, for any reason whatsoever, null and void or otherwise inapplicable to the Executive, then, the Company shall pay to the Executive in cash in a lump sum an amount equal to the present value of the additional
benefit   accruals   which  would   otherwise  have  been  provided  under  such
Tax-Qualified Retirement Plans for such thirty-six (36) month period, determined using the actuarial assumptions used by such plan for calculating lump sum distributions; and, provided, further, that the compensation considered under this paragraph shall be limited to and subject to the terms and conditions of the plans, including (but not limited to) definitions of compensation or earnings.

                    (5) the Company shall permit the Executive to purchase at its wholesale value the Company-provided automobile being provided to the Executive on the Termination Date (if any);

                    (6) the Company shall provide the Executive during the thirty-six (36) month period following a Change in Control with personal financial planning or similar services in the same manner as provided prior to the Executive's termination of employment following or in connection with a Change in Control;
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                    (7)  the   Company   shall   provide  the   Executive   with
outplacement services (such as headhunter or executive search fees) during the twelve (12) month period following a Change in Control in an effort to obtain employment following the Executive's termination of employment following or in connection with a Change in Control;

                    (8) with respect to performance units and performance shares granted to the Executive under the Company's 1995 Long-Term Incentive Plan (or any successor plan) relating to performance cycles which are incomplete as of the Termination Date, upon the completion of each such performance cycle, the Executive shall be entitled to payment of the performance units and performance shares relating to such performance cycle based on the actual performance of the Company or an Employing Affiliate, as appropriate, during such performance cycle (with appropriate adjustments to the performance goals made in good faith by the Company to reflect the transaction which constitutes the Change in Control and any material transaction, financing, restructuring, reorganization or other event following the Change in Control to ensure that comparable performance will result in comparable awards in respect of the performance units and performance shares) as if the Executive had been a participant under such plan for the entirety of such performance cycle, multiplied by a fraction the numerator of which shall be equal to the number of whole and partial months from the commencement of such performance cycle through the Termination Date and the denominator of which shall be the number of months in such performance cycle, such payment to be made in a lump sum in cash within ten (10) days following the completion of such performance cycle.

                (c) The amounts  provided for in  Sections 2(a)  and 2(b)(1) and
(2) shall be paid in a single lump sum cash payment within ten (10) days after the Executive's Termination Date. The amounts provided for in Section (4) shall be paid in a single lump sum cash payment as soon as practicable and in accordance with any applicable law.

                (d)  The  severance  pay  and  benefits  provided  for  in  this
Section 2 shall be in lieu of any other severance pay to which the Executive may be entitled under any severance agreement with the Company or any other plan, agreement or arrangement of the Company or any other Affiliate of the Company. The Executive's entitlement to any compensation or benefits other than as provided herein shall be determined in accordance with the employee benefit plans of the Company and any of its Affiliates and other applicable agreements, programs and practices as in effect from time to time.

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                (e) If the  Executive's  employment is terminated by the Company or an Employing Affiliate without Cause prior to the date of a Change in Control but the Executive reasonably demonstrates that such termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") and who effectuates a Change in Control or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, such termination shall be deemed to have occurred after a Change in Control.

            3. (a) Vesting of Certain Awards. Whether or not the Executive's employment with the Company or an Employing Affiliate terminates during the Term, and notwithstanding anything to the contrary in any other plan or agreement, on the date of the occurrence of a Change in Control (the "Acceleration Date") (1) all stock options and stock appreciation rights granted to the Executive by the Company and outstanding on the Acceleration Date shall become fully vested and exercisable and (2) all restrictions shall lapse on all shares of restricted stock granted to the Executive by the Company and outstanding on the Acceleration Date. In the event that the application of this paragraph is determined by a court of competent jurisdiction to be in violation of any of the Company's fiduciary or other obligations, the Company shall pay to the Executive, in a lump sum cash payment, an amount equal to the difference between the amount paid to the Executive upon exercising such stock options and stock appreciation rights and the amount which would have been payable to the Executive had the Executive exercised his options and rights on the Acceleration Date, assuming such options and rights been fully vested on such date.

                (b) (1) Gross-Up Payment. In the event it shall be determined that any payment or distribution of any type to or for the benefit of the Executive (other than the payment provided for in this Section 3(b)) directly or indirectly by the Company, any Affiliate of the Company, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder)  or any  Affiliate  of  such  Person,  whether  paid or  payable  or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.
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                    (2)   Determination   By   Accountant.    All   mathematical
determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section 3(b), including determinations as to whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and amounts relevant to the last sentence of this Section 3(b)(2), shall be made by an independent accounting firm selected by the Executive from among the five (5) largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Executive by no later than ten (10) days following the Termination Date, if applicable, or such other time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax or that an Underpayment (as defined below) has occurred). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Company with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefore) and that the Executive has substantial authority for filing his federal income tax return accordingly. If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (including any applicable interest and penalties) shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) the Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and
(ii) this provision shall be interpreted in a manner consistent with the intent of Section 3(b)(1), which is to make the Executive whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction
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of an Overpayment may result in the Executive  repaying to the Company an amount which is less than the Overpayment. The cost of all such determinations made pursuant to this Section 3 shall be paid by the Company.

            4. Notice of Termination. Following a Change in Control, any intended termination of the Executive's employment by the Company or an Employing Affiliate shall be communicated by a Notice of Termination from the Company to the Executive, and any intended termination of the Executive's employment by the Executive for Good Reason shall be communicated by a Notice of Termination from the Executive to the Company.

            5. Fees and Expenses. The Company shall pay, as incurred, all legal fees and related expenses (including the costs of experts, evidence and counsel) that the Executive may incur following a Change in Control as a result of or in connection with (a) the Executive's contesting, defending or disputing the basis for the termination of the Executive's employment, (b) the Executive's hearing before the Board of Directors of the Company as contemplated in Section 17.5 of this Agreement or (c) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company or one of its Affiliates under which the Executive is or may be entitled to receive benefits.

            6. Unauthorized Disclosure. The Executive agrees and understands that in the Executive's position with the Company or an Employing Affiliate, the Executive has been and will be exposed to and receive information relating to the affairs of the Company considered by the Company to be confidential and in the nature of trade secrets. The Executive agrees that during his employment with the Company or an Employing Affiliate and thereafter, the Executive will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) the Executive shall have no such obligation to the extent such information is or becomes publicly known other than as a result of the Executive's breach of his obligations hereunder and (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process.

            7. Non-Disparagement. Each of the Company, its Affiliates and the Executive agrees that it shall not, either during the Term or at anytime thereafter, disparage the other parties hereto or any of their respective affiliates, or any of the officers, directors, employees or shareholders of the Company or any of its Affiliates. The obligations of parties under this Section 7 shall not apply to disclosures required by applicable laws, governmental regulations or judicial or regulatory process. .

            8. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including any Notice of Termination) shall be in writing, shall be signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof (whichever is earlier), except that notice of change of address shall be effective only upon receipt.

            9. Non-Exclusivity of Rights. Except as provided in Section 2(d) hereof, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any other Affiliate of the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any other Affiliate of the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any other Affiliate of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

            10. (a) Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other claim, right or action which the Company may have against the Executive or others.

                (b) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 2(b)(3).

                (c) Springing Release. To obtain the benefits provided for in this Agreement, Executive agrees that he shall execute an agreement in a form satisfactory to the Company at the time he seeks such benefits which will
irrevocably  and  unconditionally   release  and  discharge  the  Company,   its
Successors and Assigns, and their officers, directors and employees from any and all debts, obligations, claims, demands, judgments, or causes of action of any kind arising out of or relating to Executive's employment with the Company or out of or relating to the  termination  of that  employment  (including  but not
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limited to the Age  Discrimination  in Employment  Act of 1967) and all federal, state and local law claims, whether statutory or common law, including, but not limited to, claims of defamation (including both libel and slander), wrongful discharge, tortious interference with economic advantage, breach of contract, negligence, employment discrimination on any basis, and any other claim relating
to  Executive's   employment  with  the  Company  or  the  termination  of  that employment.

            11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

            12. Trust Funding. Within five (5) days following the occurrence of a Change in Control or a Potential Change in Control (as defined in the Trust) the Company shall contribute to the trust established pursuant to the trust agreement dated as of January 30, 1998 between the Company and PNC Bank, National Association (the "Trust"), for the benefit of the Executive, an amount equal to the aggregate amounts payable to the Executive pursuant to Sections 2(b)(1), (2), (4) and 3(b), determined as if the Executive's Termination Date was the date of the Change in Control or the Potential Change in Control, as the case may be. If the amounts payable are not determinable by the fifth day following the date of the Change in Control or the Potential Change in Control, as the case may be, the Company shall make a reasonable good faith estimate of the amount to be contributed to the Trust. The amounts contributed to the Trust pursuant to this Section shall be held pursuant to the terms of the Trust, but shall in no event revert to the Company or any of its Affiliates until all obligations of the Company to the Executive pursuant to this Agreement have been satisfied.

            13. Successors; Binding Agreement.

                (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors and Assigns. The Company shall require its Successors and Assigns, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

            14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Bergen County in the State of New Jersey.

            15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

            16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof.

            17. Definitions.

                17.1. Accrued Compensation. For purposes of this Agreement, "Accrued Compensation" shall mean all amounts of compensation for services rendered to the Company or an Employing Affiliate that have been earned or accrued through the Termination Date but that have not been paid as of the Termination Date including (a) base salary, (b) reimbursement for reasonable and necessary business expenses incurred by the Executive on behalf of the Company or an Employing Affiliate during the period ending on the Termination Date and
(c) vacation pay; provided, however, that Accrued Compensation shall not include any amounts deferred pursuant to any salary reduction or deferred compensation elections made by the Executive.

                17.2. Affiliate. For purposes of this Agreement, "Affiliate" means, with respect to any Person, any entity, directly or indirectly, controlled by, controlling or under common control with the Person.

                17.3. Base Amount. For purposes of this Agreement, "Base Amount" shall mean the Executive's annual base salary at the rate in effect as of the date of a Change in Control or, if greater, at any time thereafter, determined without regard to any salary reduction or deferred compensation elections made by the Executive.

                17.4. Bonus Amount. For purposes of this Agreement, "Bonus Amount" shall mean the greater of (a) the target annual bonus payable to the Executive under the Incentive Plan in respect of the fiscal year during which the Change in Control occurs and (b) the annual bonus paid under the Incentive Plan in respect of the fiscal year ending immediately prior to the Termination Date or, if greater, ending immediately prior to the Change in Control; provided, however, if, as of the date of the Change in Control, the Executive has not been employed by the Company or an Employing Affiliate for a full fiscal year, the Bonus Amount shall not be less than the target annual bonus payable to the Executive under the Incentive Plan in respect of the fiscal year during which the Change in Control occurs.

                17.5. Cause. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive

                    (a) has been convicted of a felony; or

                    (b) intentionally engaged in illegal conduct or willful misconduct that is demonstrably and materially injurious to the Company or an Employing Affiliate; or

                    (c) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company or an Employing Affiliate (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the assignment to the Executive of duties that would constitute Good Reason) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform.

                    For purposes of this Agreement, no act, nor failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company or an Employing Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Company's Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company or an Employing Affiliate. The termination of employment of the Executive shall not be deemed to be for Cause pursuant to subparagraph (b) or (c) above unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (b) or (c) above, and specifying the particulars thereof in detail. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given to the Company by the Executive shall constitute Cause for purposes of this Agreement.

                17.6. Change in Control. A "Change in Control" shall mean the occurrence during the term of the Agreement of:

                    (a) An acquisition (other than directly from the Company) of any common stock of the Company ("Common Stock") or other voting securities of the Company entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of (i) the then outstanding shares of Common Stock, (ii) the combined voting power of the Company's then outstanding Voting Securities or
(iii) the voting power to elect a majority of the Company's Board of Directors; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control; provided, further, however, that with respect to any acquisition of Beneficial Ownership by Unitrin Inc. ("Unitrin") or Caroline W. Singleton, as the Sole Trustee of the Singleton Family Trust or the Singleton Group, L.L.C. (collectively referring to Caroline Singleton, Singleton Family Trust and Singleton Group L.L.C. as "Singleton"), the reference to twenty percent (20%) in this Section 17.6(a) and Section 17.6(c) shall be deemed to be forty-five percent (45%) for purposes of Unitrin and twenty-two percent (22%) for purposes of Singleton. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a "Subsidiary") (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

                    (b) The individuals who, as of June 1, 1998, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                    (c) The consummation of:

                        (1) A merger,  consolidation or  reorganization to which
                    the Company is a party or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                            (A) the  shareholders  of the  Company,  immediately
                        before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                            (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, and

                            (C) no Person other than (i) the  Company,  (ii) any
                        Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                        (2) A complete liquidation or dissolution of the Company; or
                        (3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or a distribution to the Company's shareholders).

                    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                    17.7.   Company.   For  purposes  of  this  Agreement,   all
references to the Company shall include its Successors and Assigns.

                    17.8.   Disability.   For   purposes   of  this   Agreement,
"Disability" shall mean a physical or mental infirmity which (i) impairs the Executive's ability to substantially perform his duties with the Company or an Employing Affiliate for six (6) consecutive months and (ii) is intended to be permanent, or last for a period of at least twelve (12) months or result in death.

                    17.9. Good Reason. (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

                        (1) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title or position; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                        (2) a reduction in the Executive's annual base salary below the Base Amount;

                        (3) the relocation of the offices of the Company or an Employing Affiliate at which the Executive is principally employed to a location more than twenty-five (25) miles from the location of such offices immediately prior to the Change in Control, or the requirement that the Executive be based anywhere other than such offices, except to the extent the Executive was not previously assigned to a principal location and except for required travel on the business of the Company or an Employing Affiliate to an extent substantially consistent with the Executive's business travel obligations at the time of the Change in Control;

                        (4) the failure by the Company or an Employing Affiliate to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company or an Employing Affiliate in which the Executive participated, within seven (7) days of the date such compensation is due;

                        (5) the failure by the Company or an Employing Affiliate to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating immediately prior to the Change in Control, including, but not limited to, any of the plans listed in Appendix A hereto, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation, employee benefit or fringe benefit plan, program or practice in which the Executive was participating immediately prior to the Change in Control;

                        (6) the failure of the Company to obtain from its Successors or Assigns the express assumption and agreement required under
Section 12 hereof; or

                        (7) any purported termination of the Executive's employment by the Company or an Employing Affiliate which is not effected pursuant to a Notice of Termination satisfying the terms set forth in the definition of Notice of Termination (and, if applicable, the terms set forth in the definition of Cause).

                    (b) Any event or condition described in Section 17.9(a)(1) through (7) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a Third Party who effectuates a Change in Control or (2) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed and which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

                    17.10. Incentive Plan. For purposes of this Agreement, "Incentive Plan" shall mean the Company's Modified Incentive Compensation Plan, or any successor annual incentive plan, maintained by the Company or any Affiliate of the Company.

                    17.11. Notice of Termination. For purposes of this Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination of the Executive's employment, signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Disability or Cause shall not serve to waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                    17.12. Pro Rata Bonus. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year in which the Executive's Termination Date occurs that have elapsed through the Termination Date and the denominator of which is 365.

                    17.13. Successors and Assigns. For purposes of this Agreement, "Successors and Assigns" shall mean, with respect to the Company, a corporation or other entity acquiring all or substantially all the assets and business of the Company, as the case may be whether by operation of law or otherwise.

                    17.14. Termination Date. For purposes of this Agreement, "Termination Date" shall mean (a) in the case of the Executive's death, his date of death, (b) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period) and (c) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days, and in the case of a termination for Good Reason shall not be more than sixty (60) days, from the date such Notice of Termination is given); provided, however, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination in good faith notifies the other party that a dispute exists concerning the basis for the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken). Notwithstanding the pendency of any such dispute, the Company or an Employing Affiliate shall continue to pay the Executive his Base Amount and continue the Executive as a participant (at or above the level provided prior to the date of such dispute) in all compensation, incentive, bonus, pension, profit sharing, medical, hospitalization, prescription drug, dental, life insurance and disability benefit plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved whether or not the dispute is resolved in favor of the Company, and the Executive shall not be obligated to repay to the Company or an Employing Affiliate any amounts paid or benefits provided pursuant to this sentence.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has executed this Agreement as of the day and year first above written.

                                                   CURTISS-WRIGHT CORPORATION


                                                     By:_________________
                                                        Martin R. Benante
                                                 Title: Chief Executive Officer
ATTEST:________________
       Brian D. O'Neill,  Secretary

                                                     By:_________________
                                                        Executive

                                   APPENDIX A


Long Term Incentive Plan

Modified Incentive Compensation Plan

Retirement Plan

Retirement Benefits Restoration Plan

Deferred Compensation Plan

Savings and Investment Plan

Medical, dental and prescription coverage

Long Term Disability Plan

Life insurance coverage

Business travel insurance coverage

Salary continuation program